EXHIBIT 99.1

Nobilis Health Corp. Announces Advance Notice Policy

     Houston, TX, May 25, 2016 – Nobilis Health Corp. ("Nobilis" or the "Company") (TSX: NHC) (NYSE MKT: HLTH) announces that the board of directors (the "Board") of the Company approved an advance notice policy (the “Advance Notice Policy) on May 24, 2016. The Advance Notice Policy includes, among other things, a provision that requires advance notice be given to the Company in circumstances where nominations of persons for election to the Board are made by shareholders of the Company. This policy also sets a deadline by which director nominations must be submitted to the Company prior to any annual or special meeting of the shareholders and also sets out the required information that must be included in the notice to the Company.

     In the case of an annual meeting of the shareholders, notice to the Company must be made not less than 30 days. If the annual meeting is being held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the meeting was made, notice may be made not later than the close of business on the 10th day following (i) the date of the public announcement of the Advance Notice Policy, with respect to the 2016 annual meeting of shareholders; or (ii) the Notice Date in respect of any subsequent annual meeting of shareholders.

     In the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

     Notwithstanding the foregoing, the board of directors may, in its sole discretion, waive any requirement of the Advance Notice Policy.

     The Advance Notice Policy is now effective in full force and effect and will apply in connection with the Company’s annual general meeting of shareholders to be held on June 28, 2016 (the “Shareholders’ Meeting”). The Company intends to seek shareholder approval and ratification of the Advance Notice Policy at the Shareholders’ Meeting. If the Advance Notice Policy is not approved by ordinary resolution of the Company’s shareholders present in person or voting by proxy at the Shareholders’ Meeting, then it will terminate and be void and of no further force and effect following the termination of the Shareholders’ Meeting.

     For purposes of the Meeting, in accordance with the terms of the Advance Notice Policy, the Board has determined that notice of nominations of persons for election to the Board at the Meeting must be made by June 4, 2016. Such notice must be in the form, and given in the manner, prescribed by the Advance Notice Policy, and Matthew Maruca, the Corporate Secretary of the Company, has stipulated mmaruca@nobilishealth.com as an email address for receipt of such a notice.

The full text of the Advance Notice Policy is available on EDGAR at www.sec.gov.

About Nobilis Health Corp.

Nobilis utilizes innovative direct-to-patient marketing focused on a specified set of procedures that are performed at our centers by local physicians. Currently, Nobilis owns and manages four surgical hospitals and five ambulatory surgical centers, partners with an additional 28 facilities throughout the country, and markets six independent brands.

Cautionary Statement Regarding Forward-Looking Information

This news release contains forward-looking statements (within the meaning of applicable securities laws) and financial outlooks relating to the business of the Company and the environment in which it operates. Forward-looking statements are identified by words such as "believe", "anticipate", "expect", "intend", "plan", "will", "may" and other similar expressions. Some of the forward-looking statements relate to management changes. This risk, and other risks and uncertainties, may cause results to differ materially from those set forth in the forward-looking statements. Additional risks and uncertainties are further discussed in the Company's regulatory filings available on the Company's web site at www.NobilisHealth.com, www.Sedar.com, and www.sec.gov in the risk factors described in the Company's Form 10-K for the fiscal year ended December 31, 2015, filed on March 15, 2016. There can be no assurance that forward-looking statements will prove to be accurate as actual outcomes and results may differ materially from those expressed in these forward-looking statements. Readers, therefore, should not place undue reliance on any such forward-looking statements. Further, a forward-looking statement speaks only as of the date on which such statement is made. Other than as required by law, the Company undertakes no obligation to publicly update any such statement or to reflect new information or the occurrence of future events or circumstances.